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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                         CALAMOS ASSET MANAGEMENT, INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                32-0122554
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


      1111 E. Warrenville Road
            Naperville, IL                               60563
(Address of principal executive offices)               (Zip Code)

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box. [ ]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box. [X]

Securities Act registration file number to which this form relates: 333-117847

Securities to be registered pursuant to Section 12(b) of the Act:  None

Securities to be registered pursuant to Section 12(g) of the Act:

Class A Common Stock, $0.01 par value per share.
                       (Title of Class)



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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

      The description of the common stock of the Registrant set forth under the heading "Description of Capital Stock" in the Registrant's Registration
Statement on Form S-1 (Registration No. 333-117847) as originally filed with the Securities and Exchange Commission (the "Commission") on August 2, 2004, and as subsequently amended (the "S-1 Registration Statement"), and in the prospectus included in the S-1 Registration Statement, which description will be included in the prospectus relating to the S-1 Registration Statement to be filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is hereby incorporated by reference.
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ITEM 2.  EXHIBITS.

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
Exhibit Number    Description
--------------    -----------
1.                Certificate of Incorporation of the Registrant, dated as of
                  July 23, 2004, incorporated by reference to Exhibit 3.1 of the
                  S-1 Registration Statement

2. Form of Amended and Restated Certificate of Incorporation of the Registrant, incorporated by reference to Exhibit 3.2 of the S-1 Registration Statement

3. Bylaws of the Registrant, dated as of July 28, 2004, incorporated by reference to Exhibit 3.3 of the S-1
                  Registration Statement

4. Form of Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3.4 of the S-1
                  Registration Statement

5.                Specimen Certificate evidencing shares of the Registrant's
                  Class A common stock, incorporated by reference to Exhibit 4.1 of the S-1 Registration Statement

6.                Form of Stockholders' Agreement among John P. Calamos, Nick P.
                  Calamos and John P. Calamos, Jr., certain trusts controlled by them, Calamos Family Partners, Inc. and the Registrant, incorporated by reference to Exhibit 4.2 of the S-1
                  Registration Statement

7.                Form of Registration Rights Agreement between Calamos Family
                  Partners, Inc. and the Registrant, incorporated by reference to Exhibit 4.4 of the S-1 Registration Statement

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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         CALAMOS ASSET MANAGEMENT, INC.



Date: October 26, 2004              By:      /s/ JAMES S. HAMMAN, JR.
                                         --------------------------------------
                                         Name:   James S. Hamman, Jr.
                                         Title:  Executive Vice President,
                                                 General Counsel and Secretary